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                                                                   EXHIBIT 10.12


                                 PROMISSORY NOTE


$6,500,000.00                                             Boston, Massachusetts
                                                          February 18, 1998

           FOR VALUE RECEIVED, SPALDING & EVENFLO COMPANIES, INC., a Delaware corporation, with its principal place of business at 601 S. Harbour Island Boulevard, Suite 200, Tampa, FL 33630 (the "Maker"), promises to pay to the GOVERNMENT LAND BANK, a Massachusetts body politic and corporate created by Chapter 212 of the Acts of 1975, as amended, and having its principal place of business at 75 Federal Street, Boston, Massachusetts 02110 (the "Payee") or its order, the principal sum of Six Million Five Hundred Thousand Dollars and 00/100 ($6,500,000.00), with interest on the unpaid principal balance thereof based on a three hundred sixty (360) day year and thirty (30) day months at the rate of
(i) five percent (5%) per annum during the period commencing on the date hereof through the fifth (5th) anniversary of the date hereof and (ii) commencing on the fifth anniversary of the date hereof and on every anniversary date thereafter through the end of the term of this Note, the rate determined by Payee as the rate of interest for one-year U.S. Treasury obligations as of the applicable anniversary date plus three hundred (300) basis points, each change of interest rate to be effective through the next successive anniversary date. Amounts due hereunder shall be payable by Maker as to principal and interest as follows:

           (A) Maker shall make monthly payments of interest in arrears beginning on the 18th day of March, 1998 and on the same day of each successive month thereafter. Upon the occurrence and continuance of any Event of Default (as defined herein) the interest rate hereunder shall increase to three and 50/100ths (3.5%) percent per annum above the interest rate then in effect.

           (B) Commencing with the first monthly payment of interest due after the fifth (5th) anniversary of the date hereof, Maker will make payments of principal, with each monthly payment of interest, equal to (i) Twenty-seven Thousand Eighty-four Dollars ($27,084.00) per month during the sixth (6th) through fifteenth (15th) years of the term hereof and (ii) Fifty-four


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                  Thousand One Hundred Sixty-seven Dollars ($54,167.00) per
                  month during the sixteenth (16th) through twentieth (20th) years of the term hereof. The final payment of the entire principal balance hereof, plus all accrued but unpaid interest, together with any and all other amounts due hereunder, shall be due and payable on February 18, 2018 (the "Maturity Date").

           (C) All payments shall be made in immediately payable funds in lawful money of the United States of America at Payee's address as set forth above. All payments made hereunder shall be applied first to any late charges, fees, or penalties payable hereunder, then to accrued and unpaid interest and thereafter to principal.

           The interest rate payable under this Note may be subject to increase under the circumstances set forth in the Loan Agreement (hereinafter defined) of even date between Maker and Payee, and any changes in such interest rate shall occur automatically pursuant to the terms of the Loan Agreement without the need of any amendments of this Note or any other writing to evidence same.

           This Note may be prepaid in whole or in part at any time without penalty, provided, however, that, notwithstanding any such partial prepayments, the monthly principal installment amount provided for above shall not change. Whenever any day on which a payment is required to be made hereunder falls on a Sunday or a public holiday, such payment shall be due on the next following normal business day.

           The sums due and payable under this Note and any instrument now or hereafter securing the same are payable at the office of the Payee indicated above or at such other place or places as the Payee, its successors or assigns, may designate to the Maker in writing from time to time in legal tender of the United States of America.

           This Note is secured by, among other things, a Ground Lease and Security Agreement of even date herewith granted by Maker to Payee (the "Ground Lease"), and has been delivered in connection with and is subject to the further terms and conditions set forth in a Loan Agreement of even date between Maker and

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Payee (the "Loan Agreement"). The payments to be made under this Note are to be applied to payments due and owing to Payee under a certain Sublease of even date herewith between Payee, as Lessor and Maker as Tenant (the "Sublease"). The Ground Lease, Loan Agreement, Sublease and certain other appurtenant loan documents given to the Payee by the Maker of even date herewith and related to certain real estate ("Leased Premises") of the Maker, which Leased Premises are located in Chicopee, Hampden County, Massachusetts, as more particularly described in the Ground Lease, are referred to herein, collectively, as the "Loan Documents."

           The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

           1. default in making payment of any installment of principal or interest due hereunder or any other indebtedness of the Maker to the Payee for more than ten (10) days after the date when the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise;

           2. default in the performance of any of the covenants and conditions of the Ground Lease, Sublease or other Loan Documents or any other instrument now or hereafter securing payment or performance under this Note, all of which are hereby incorporated in this Note as if set forth at length herein, if such default shall have continued for a period of thirty (30) days after written notice of such default shall have been furnished to the Maker at its address as set forth herein, unless such default is incapable of cure within said thirty
(30) day period, in which event the Maker shall not be in default if during said thirty (30) day period the Maker commences to cure such default and diligently proceeds to effect such cure during the period required therefor or immediately thereafter;

           3. if any representation or warranty heretofore, now, or hereafter made by the Maker to the Payee, in any document, instrument, agreement or paper was not true or accurate in any material respect when given;

           4. the dissolution, termination of existence or the appointment of a permanent receiver for the Maker or for any of the property of the Maker; an assignment for the benefit of creditors by the Maker; the


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filing of a petition under any bankruptcy, receivership, insolvency or debtor relief law by the Maker, or a petition for any adjustment of indebtedness, reorganization, composition or extension by the Maker or the pendency of any such petition against the Maker, or any other person or corporation now or hereafter liable, absolutely or contingently, for the payment of the whole or any part of the Note, such petition remaining undismissed for a period of ninety
(90) days; the calling or sufferance of a meeting of creditors of the Maker; the meeting by the Maker with a formal or informal creditors' committee; the offering by or entering into by the Maker of any composition, extension or any other arrangement seeking relief or extension for the debts of the Maker; the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Maker which seeks or intends to accomplish a reorganization or arrangement with creditors; the termination of existence, merger, dissolution, reorganization, winding up, or liquidation of the Maker (other than in connection with the merger of Maker or sale of Maker's operations of which the Leased Premises form one part); the occurrence of any of the foregoing Events of Default with respect to any partner or beneficiary of the Maker, co-maker or any guarantor, endorser, or surety to the Payee of the obligations of the Maker under the Note; the occurrence of any of the foregoing Events of Default with respect to any parent (if the Maker is a corporation), subsidiary, or affiliate of the Maker, as if such partner, beneficiary, guarantor, endorser, surety, parent, subsidiary, or affiliate were the Maker described herein; or

           5. The occurrence of an Event of Default, after the expiration of any applicable notice or grace period, under the Ground Lease, Loan Agreement, Sublease or any other Loan Document;

           Upon the occurrence of any Event of Default as aforesaid, this Note shall, at the option of the Payee, become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Maker, and any and all deposits or other sums at any time credited by, or due to the Maker from the Payee or any bank acting as a participant under any loan arrangement between the Payee and the Maker, and any cash, securities, instruments, or other property of


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the Maker in the possession of the Payee, or any bank acting as a participant under any loan arrangement between the Payee and the Maker, whether for safekeeping or otherwise, or in transit to or from the Payee or any such participant, or in the possession of any third party acting on the Payee's behalf (regardless of the reason the Payee had received same or whether the Payee has conditionally released the same) shall at all times constitute security for any and all obligations of the Maker hereunder and may, at the option of the Payee, be applied or set off against such obligations, whether or not such obligations are then due or whether or not other collateral is available to the Payee.

         Irrespective of the exercise or non-exercise of the foregoing options, in the event that any payment herein provided for shall become overdue for a period in excess of ten (10) days, a late charge of two and one-half cents ($.025) for each one dollar ($1.00) overdue shall become immediately due to the Payee as liquidated damages for failure to make prompt payment, and the same shall be secured in the same manner as this Note. Said charge shall be payable in any event not later than the due date of the next subsequent installment.

         No delay or omission of the Payee in exercising any right or remedy upon the occurrence of any Event of Default shall constitute a waiver of or otherwise impair any such right or remedy or shall be construed to be a waiver of any such default or an acquiescence therein. Acceptance by the Payee of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion. No single, partial or other exercise of any right by any holder hereof shall preclude other or further exercise thereof.

         No renewal or extension granted, nor any indulgence shown to, nor any release of the Maker, nor any dealings with any holder hereof or any person now or hereafter interested herein or in any property securing this Note, whether as owner, encumbrancer, or otherwise, shall discharge, extend or in any way affect the obligations of the Maker hereunder, or of any co-maker, entity assuming said obligations, endorser or guarantor hereof.



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         The Maker shall be and remain primarily liable under this Note and any instrument given to secure the same until full payment hereof, unaffected by

                  (a) any alienation of any property securing the Note;

                  (b) any forbearance or extension of time, or any guarantee or assumption of the indebtedness and liabilities of the Maker by others; or

                  (c) any other matters, as to all of which notice is hereby waived by the Maker.

         The liabilities of the Maker, any co-maker, entity assuming the indebtedness, liabilities, obligations and covenants of the Maker hereunder, endorser or guarantor of this Note are joint and several, provided, however, that notwithstanding any other provision or term hereof, the discharge, release, or partial release by the Payee of the undersigned or any one or more co-maker, endorser or guarantor shall not release or discharge any other persons or entities obligated on account of this Note. Furthermore, the granting of additional security to the Payee hereunder by the undersigned, any entity assuming the indebtedness, obligations, liabilities and covenants of the Maker hereunder or any co-maker, endorser or guarantor shall not release, discharge or impair the indebtedness, obligations and liabilities of said parties hereunder. Each reference in this Note to the Maker, any entity assuming the indebtedness, liabilities, obligations and covenants of the Maker hereunder, any co-maker, endorser, and any guarantor, is to such person or entity individually and also to all such persons or entities jointly. No person or entity obligated on account of this Note may seek contribution from any other person or entity also obligated unless and until all liabilities, obligations and indebtedness to the Payee of the person or entity from whom contribution is sought have been satisfied in full. The term "holder" as used herein shall mean the payee or endorsee of this Note who is in possession of it or the bearer if this Note is at the time payable to bearer.

         The Maker agrees to pay all reasonable costs and reasonable attorney's fees incurred in any action to collect this Note and to sell or otherwise dispose of any collateral under the provisions of any instrument securing this Note. In the event any payment of principal or interest received upon this obligation and paid


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by the Maker, any entity assuming the indebtedness, liabilities, obligations and covenants of the Maker hereunder, or any guarantor, surety, co-maker or endorser, shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or otherwise due to any party other than the Payee, then in any such event, the obligation of the Maker, any entity assuming the indebtedness, liabilities, obligations and covenants of the Maker hereunder, or any guarantor, surety, co-maker or endorser shall, jointly and severally, survive as an obligation due hereunder and shall not be discharged or satisfied by said payment or payments, notwithstanding return by the Payee to said parties of the original hereof, or any guaranty, endorsement, or the like, or any other evidence of discharge. The Maker expressly warrants that the proceeds of the loan evidenced by this Note shall be used solely for business purposes.

           The invalidity of any provision of this Note shall in no way affect the validity of any other provision hereof. The remedies of the Payee provided for in this Note and in any mortgage or other instrument now or hereafter securing the obligations, liabilities and indebtedness of the Maker under this Note or related thereto shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies existing, in the Payee's favor, under applicable law (including equitable remedies) of any jurisdiction. This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.


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         WITNESS the execution hereof under seal on this __ day of February,
1998.

Attest                              MAKER :


                                    SPALDING & EVENFLO COMPANIES, INC.

                                    By:
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                                    Its:                     , Duly Authorized


                                    By:
-------------------------              ----------------------------------------

                                    Its:                     , Duly Authorized


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